Exhibit 10.1
AMENDMENT TO
BAKER HUGHES INCORPORATED
EXECUTIVE SEVERANCE PLAN
(As Amended and Restated Effective January 1, 2005)
     THIS AMENDMENT by Baker Hughes Incorporated, a Delaware corporation (the “Company”),
W I T N E S S E T H:
     WHEREAS, the Company previously established the Baker Hughes Incorporated Executive Severance Plan (the “Plan”); and
     WHEREAS, the Company desires to amend the Plan;
     NOW, THEREFORE, effective April 22, 2010, Section 6 of the Plan is completely amended and restated to provide as follows:
     6. TIME OF BENEFITS PAYMENTS
     If the Participant is not a Specified Employee and the Participant has timely signed and delivered to the Plan Administrator the Release Agreement furnished to the Participant by the deadline established by the Plan Administrator, the Company shall pay the Participant the cash Benefits described in clause (a) of Section 4 in a single sum cash payment on the date that is 90 days after the date of the Participant’s Separation From Service. A Participant will not be permitted to specify the year in which his payment will be made. If the Participant is a Specified Employee and the Participant has timely signed and delivered to the Plan Administrator the Release Agreement furnished to the Participant by the deadline established by the Plan Administrator, the Company shall pay the Participant the cash Benefits described in clause (a) of Section 4 and clause (a) of Section 5 in a single sum cash payment on the date that is six months after the date of the Participant’s Separation From Service. Whether the Participant is or is not a Specified Employee, the Participant will not be paid the cash Benefits described in clause (a) of Section 4 and clause (a) of Section 5, and the Participant shall forfeit any right to such payments, unless (i) the Participant has signed and delivered to the Plan Administrator the Release Agreement furnished to the Participant and (ii) the period for revoking such Release Agreement shall have expired (in the case of both clause (i) and clause (ii)) prior to the earlier of the deadline established by the Plan Administrator or the applicable payment date (the date that is 90 days after the Participant’s Separation From Service if the Participant is not a Specified Employee or the date that is six months after the date of the Participant’s Separation From Service if the Participant is a Specified Employee).

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 22nd day of
April, 2010.

BAKER HUGHES INCORPORATED

By:	/s/ Didier Charreton
Didier Charreton Vice President Human Resources